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                                                                    Exhibit 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Registration Statement of Corel Corporation on Form S-4 of our report dated November 2, 2000 (except as to Note 12(a) which is as of November 20, 2000, Note 12(b) which is as of August 7, 2001 and Note 12(c) which is as of August 20, 2001) on the financial statements of SoftQuad Software, Ltd. appearing in the prospectus of Corel Corporation/proxy statement of SoftQuad Software, Ltd., which is part of this Registration Statement.

   We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
Chartered Accountants

Toronto, Canada
September 21, 2001